UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PEAR THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PEAR THERAPEUTICS, INC.
200 State Street, 13th Floor
Boston, MA 02109
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
Dear Stockholder:
We invite you to attend our 2022 Annual Meeting of Stockholders, which is being held as follows:

Date:	June 14, 2022

Time:	10:00 a.m., Eastern time

Location:	Virtual annual meeting of stockholders conducted via live audio webcast at: www.virtualshareholdermeeting.com/PEAR2022
At the meeting, we will ask our stockholders to:
1.consider and vote upon the election of three Class I directors;
2.ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2022; and
3.consider any other business properly presented at the meeting.

You may vote on these matters in person (virtually), by proxy or via the internet or telephone. We have elected to hold our annual meeting via remote communication this year. You may attend the virtual annual meeting and vote your shares during the meeting by visiting our annual meeting website at www.virtualshareholdermeeting.com/PEAR2022. Whether or not you plan to attend the virtual meeting, we ask that you promptly complete and return your proxy card by mail or vote via the internet or telephone, so that your shares will be represented and voted at the meeting in accordance with your wishes.
You are entitled to participate in and submit questions in writing during the annual meeting if you were a stockholder as of the close of business on April 18, 2022. To be admitted to the annual meeting at www.virtualshareholdermeeting.com/PEAR2022, you will need the 16-digit control number included on your notice, your proxy card or the instructions that accompanied your proxy materials. Online check-in will begin 15 minutes before the scheduled meeting start time. Please allow ample time for the online check-in procedures. If you have difficulty accessing the virtual annual meeting, please call the technical support number that will be posted on the virtual annual meeting log in page for assistance. We will have personnel available to assist you. If you hold shares through a bank, broker or other nominee, you will need to contact such bank, broker or other nominee for assistance with your 16-digit control number. A list of our registered holders entitled to vote at the meeting will be made available to stockholders during the meeting at www.virtualshareholdermeeting.com/PEAR2022.
Only stockholders of record at the close of business on April 18, 2022, may vote at the meeting.

By order of the Board of Directors,

/s/ Corey M. McCann

Dr. Corey M. McCann
President & Chief Executive Officer
May 2, 2022

*****************
YOUR VOTE IS IMPORTANT
Please sign and return the enclosed proxy card or vote by internet or telephone, whether or not you plan to attend the virtual annual meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 14, 2022
This proxy statement and our fiscal year 2021 Annual Report to Stockholders are also available for viewing, printing and downloading at the “Investors – Financial Information – SEC Filings” section of our website, www.peartherapeutics.com, and at www.proxyvote.com.

Pear Therapeutics, Inc. | Proxy Statement | Page 3

Pear Therapeutics, Inc. | Proxy Statement | Page 4

INFORMATION ABOUT THE MEETING
The Meeting
Pear Therapeutics, Inc. ("we," "us," "our" or the "company") has prepared these materials for use at its 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”). The 2022 Annual Meeting will be held virtually at 10:00 a.m., Eastern time, on Tuesday, June 14, 2022, at
www.virtualshareholdermeeting.com/PEAR2022
At the meeting, stockholders of record on the record date for the meeting who are present (virtually) or represented by proxy will have the opportunity to vote on the following matters:
▪the election of three Class I directors to a three-year term; and
▪the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending on December 31, 2022.
 Our board of directors does not intend to present to the annual meeting any business other than the proposals described in this proxy statement. Our board of directors was not aware, as of a reasonable time before making this proxy statement available to our stockholders, of any other business that properly may be presented for action at the annual meeting. If any other business should come before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment, to the extent authorized by applicable regulations.
This Proxy Solicitation
In accordance with rules of the Securities and Exchange Commission (“SEC”), we opted to use the internet as the primary means of furnishing proxy materials to our stockholders. Accordingly, unless a stockholder previously elected to receive printed copies of our proxy materials, a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) has been sent to stockholders instead of mailing printed copies. The Notice of Internet Availability provides instructions on how to access our proxy materials via the internet and how to request a printed set at no charge. In addition, stockholders can elect to receive future proxy materials electronically by email or in printed form by mail, and any such election will remain in effect until terminated by the stockholder. We encourage all stockholders to take advantage of the availability of our proxy materials on the internet to help reduce the cost and environmental impact of our annual meetings.
This proxy statement and the enclosed proxy card are being furnished because our board of directors is soliciting your proxy to vote at the annual meeting (including any adjournment or postponement of the meeting).
▪This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote.
▪The proxy card is the means by which you authorize another person to vote your shares at the meeting in accordance with your instructions.
We will pay the cost of soliciting proxies. Our directors, officers and employees may solicit proxies in person, by telephone or by other means. We will reimburse brokers and other nominee holders of shares for expenses they incur in forwarding proxy materials to the beneficial owners of those shares. We do not plan to retain the services of a proxy solicitation firm to assist us in this solicitation.
This proxy statement and our fiscal year 2021 Annual Report to Stockholders are also available for viewing, printing, and downloading at the “Investors – Financial Information – SEC Filings” section of our website, www.peartherapeutics.com, and at www.proxyvote.com.
Who May Vote
Holders of record of our Class A common stock at the close of business on April 18, 2022 are entitled to one vote per share of Class A common stock on each proposal properly brought before the annual meeting.
Pear Therapeutics, Inc. | Proxy Statement | Page 5

A list of our registered holders as of the close of business on the record date will be made available to stockholders during the meeting at www.virtualshareholdermeeting.com/PEAR2022. In addition, you may contact our General Counsel, Chief Compliance Officer and Secretary, Ronan P. O’Brien, at our offices located at 200 State Street, 13th Floor, Boston, MA 02109, to make arrangements to review a copy of the stockholder list at those offices, between the hours of 9:00 a.m. and 5:00 p.m., Eastern time, on any business day from June 3, 2022, to the time of the annual meeting.
How to Vote
If your shares are registered in your name, you may vote online while virtually attending the annual meeting by visiting www.virtualshareholdermeeting.com/PEAR2022 or by proxy without attending the meeting. Registered stockholders may also vote by telephone or on the internet prior to the meeting by following the instructions included with your proxy card. In addition, if you received a printed proxy card, you may mark, sign, date and mail the proxy card you received in the postage-paid return envelope. If you vote in accordance with any of the available methods, your shares will be voted at the meeting pursuant to your instructions. If you sign and return the proxy card or vote by telephone or on the internet but do not provide voting instructions on some or all of the proposals, your shares will be voted by the persons named in the proxy card on all uninstructed proposals in accordance with the recommendations of the board of directors given below.
Shares Held by Brokers or Nominees
If your shares are held in “street name” by a broker, bank or other nominee, that person, as the record holder of your shares, is required to vote your shares according to your instructions. Your bank, broker or other nominee will send you directions on how to vote those shares, which may include the ability to instruct the voting of your shares by telephone or on the internet prior to the meeting.
If your shares are registered in your name or, in certain instances, if your shares are held by a broker, bank or other nominee and you wish to vote online while virtually attending the meeting, you will need to access the live audio webcast of the meeting at www.virtualshareholdermeeting.com/PEAR2022 and follow the instructions for stockholder voting. To be admitted to the annual meeting, you will need your 16-digit control number. If you did not receive a 16-digit control number, you should contact your broker, bank or other nominee to obtain one.
Under stock exchange rules applicable to most brokerage firms, if you do not give instructions to your broker, it is permitted to vote any shares it holds for your account in its discretion with respect to “routine” proposals, but it is not allowed to vote your shares with respect to certain non-routine proposals. Proposal 1, regarding the election of Class I directors, is a “non-routine” proposal. If you do not instruct your broker how to vote with respect to such proposal, your broker will not vote on such proposal and your shares will be recorded as “broker non-votes” and will not affect the outcome of the vote on such proposal. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that, while voting in its discretion on one matter, it does not have or did not exercise discretionary authority to vote on another matter.
Proposal 2, the ratification of Deloitte & Touche LLP as our independent registered public accounting firm, is considered to be a routine item under the applicable rules and your broker will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name.
If a broker or nominee holds shares of our Class A common stock in “street name” for your account, then this proxy statement may have been forwarded to you with a voting instruction card, which allows you to instruct the broker or nominee how to vote your shares on the proposals described herein. To vote by proxy or to instruct your broker how to vote, you should follow the directions provided with the voting instruction card. In order to have your vote counted on Proposal 1 you must either provide timely voting instructions to your broker or obtain a properly executed proxy from the broker or other record holder of the shares that authorizes you to act on behalf of the record holder with respect to the shares held for your account.
Quorum Required to Transact Business
At the close of business on April 18, 2022, a total of 137,924,083 shares of our Class A common stock were outstanding. Our bylaws require that a majority of the voting power of all outstanding shares of our capital stock be represented, in person or by proxy, at the meeting in order to constitute the
Pear Therapeutics, Inc. | Proxy Statement | Page 6

quorum we need to transact business at the meeting. We will count abstentions and broker non-votes as shares represented at the meeting in determining whether a quorum exists.
Internet Access to Proxy Materials
The notice of annual meeting, this proxy statement and our fiscal year 2021 Annual Report to Stockholders will be, on or prior to May 2, 2022, available on the internet at the “Investors – Financial Information – SEC Filings” section of our website, www.peartherapeutics.com, and at www.proxyvote.com.
Multiple Stockholders Sharing the Same Address
Some banks, brokers and other nominee record holders may be “householding” our proxy statements, annual reports and related materials. “Householding” means that only one copy of these documents may have been sent to multiple stockholders in one household. If you would like to receive your own set of proxy statements, annual reports and related materials, or if you share an address with another stockholder and together both of you would like to receive only a single set of these documents, please contact your bank, broker or other nominee, or Broadridge Investor Communication Solutions, Inc. by sending such request by mail to Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by calling 1-866-540-7095.
To request a printed copy of the proxy statement, annual report and form of proxy relating to this stockholder meeting or future stockholder meetings, visit www.proxyvote.com, call 1-800-579-1639 or send an email to sendmaterial@proxyvote.com. You must have available the 16-digit control number from the notice described above.
May I change my vote?
If you are a registered stockholder, you may change your vote or revoke your proxy at any time before it is voted by notifying the Secretary in writing, by returning a signed proxy with a later date, by submitting an electronic proxy as of a later date or by virtually attending the meeting and voting online during the meeting. If your shares are held in “street name,” you must contact your bank, broker or other nominee for instructions on changing your vote.
What vote is required to approve each proposal?
The affirmative vote of the holders of a plurality of the shares represented in person or by proxy is required to elect the three Class I directors to a three-year term (Proposal 1). Broker non-votes and proxies marked to withhold authority with respect to the election of one or more directors will not be voted with respect to the director indicated. The ratification of the selection of the independent registered public accounting firm (Proposal 2) will be approved if such proposal receives a majority of the votes cast. Proposal 2 is a non-binding proposal.
Where is the meeting held?
The annual meeting will be conducted via live audio webcast at: www.virtualshareholdermeeting.com/PEAR2022. You will be able to participate, submit questions and vote your shares electronically. To do so, you will need to visit www.virtualshareholdermeeting.com/PEAR2022 and use the 16-digit control number provided with the voting instructions.
Please allow ample time for the online check-in process. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page hosting the virtual meeting.
How do I submit a question at the annual meeting?
If you wish to submit a question on the day of the annual meeting, beginning at 9:45 a.m., Eastern Time on June 13, 2022, you may login and ask a question at www.virtualshareholdermeeting.com/PEAR2022. The annual meeting will be governed by our meeting guidelines, which will be posted at www.virtualshareholdermeeting.com/PEAR2022 when stockholders login to the meeting. The meeting guidelines will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.
Pear Therapeutics, Inc. | Proxy Statement | Page 7

What happens if the meeting is postponed or adjourned?
Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

Pear Therapeutics, Inc. | Proxy Statement | Page 8

PROPOSAL 1: ELECTION OF DIRECTORS
The first proposal on the agenda for the meeting is the election of three Class I directors. Our board of directors currently consists of seven directors and is divided into three classes. We refer to these classes as Class I, Class II and Class III. The term of one class of directors expires each year at the annual meeting of our shareholders. Each director also continues to serve as a director until his or her successor is duly elected and qualified. This year, the term of the Class I directors is expiring.
Accordingly, upon the recommendation of our Nominating and Corporate Governance Committee, our board of directors has nominated Paul Mango, Kirthiga Reddy and Tim Wicks to serve as Class I directors for a three-year term. Our shareholders elected Kirthiga Reddy as a Class I director at our special meeting of shareholders in November 2021. The current term of Ms. Reddy will expire at the annual meeting, and she is being nominated at this meeting to serve another term as a Class I director. The current terms of Zack Lynch and Andrew J. Schwab will also expire at the annual meeting.
Directors are elected by a plurality of the votes of the holders of shares present by virtual attendance or represented by proxy and entitled to vote. Proxies will not be voted at the annual meeting for more than three candidates.
Messrs. Mango and Wicks and Ms. Reddy have each agreed to serve if elected, and we have no reason to believe that any of them will be unable to serve. If any of them is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for another nominee designated by our board of directors at that time.
The following table sets forth the names and certain information with respect to each of our directors and nominees for director as of March 1, 2022.

Name	Title	Age
Alison Bauerlein	Director	40
Jorge Gomez, M.B.A	Director	54
Zack Lynch	Director	49
Corey McCann, M.D., Ph.D.	Director, Chief Executive Officer and President	42
Kirthiga Reddy, M.B.A	Director, Nominee for Director	50
Nancy Schlichting	Director	67
Andrew Schwab	Director	51
Paul Mango, M.B.A	Nominee for Director	63
Tim Wicks, M.B.A	Nominee for Director	56
Class I Directors
Directors serving a term expiring at the 2022 annual meeting:
Zack Lynch, Director
Mr. Lynch has been a member of the board of directors since December 2021 and prior to this, was a member of the board of directors of Legacy Pear (as defined below) since December 2015. Mr. Lynch serves on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Since July 2015, Mr. Lynch has served as the Managing Partner of JAZZ Venture Partners, a venture capital firm that focuses on investments at the intersection of digital technology and life sciences. Mr. Lynch also currently serves on the board of various life sciences companies, including Thread Robotics Inc., a medical device and services company focusing on fertility care since June 2020; Swing Therapeutics, Inc., a company focused on creating digital therapeutics for people with chronic conditions since October 2019; and Pinpoint Predictive, Inc., a company that provides behavioral risk assessments using artificial intelligence designed for insurance companies since September 2018.
Pear Therapeutics, Inc. | Proxy Statement | Page 9

Mr. Lynch has also served on the board of JobGet Inc., an online and mobile application based job platform since January 2021 and served on the board of Pymetrics, Inc., a company focused on utilizing artificial intelligence and behavioral science in hiring practices, from September 2016 to March 2018. Mr. Lynch is the founder and Chairperson of the Neurotechnology Industry Organization, a global trade association representing companies involved in neuroscience, brain research institutes and patient advocacy groups and the founder and curator of the Experiential Technology and NeuroGaming Conference and Expo. Mr. Lynch co-founded NeuroInsights, a market research and investment advisory firm that advises global organizations on the impact of neurotechnology on business, government and society, and developed the NASDAQ NeuroInsights Neurotech Index (Nasdaq: NERV), a stock tracking index for neuroscience companies. Mr. Lynch served on the advisory boards of the McGovern Institute for Brain Research at MIT, Center for Neuroeconomic Studies at Claremont Graduate University and the Center for Neuroscience and Society at the University of Pennsylvania. Mr. Lynch has a B.S. in Evolutionary Biology, B.S. in Environmental Science and an M.A. in Economic Geography, all from UCLA. We believe that Mr. Lynch’s extensive experience in the life sciences industry, and his experience as the Managing Director of JAZZ Venture Partners, qualify him to serve as a member of our board of directors.
Kirthiga Reddy, Director and Nominee for Director
Ms. Reddy has been a member of the board of directors since December 2021 and is the chair of the Nominating and Corporate Governance Committee. She previously served as a board observer on the Legacy Pear board of directors beginning December 2020 through November 23, 2021. Ms. Reddy brings over 20 years of experience leading technology-driven transformations. Ms. Reddy is a co-founder and since October 2018, has served as Investment Counsel for F7 Ventures, a female-led seed investment fund focused on enabling human operations and the investment themes of connected communities, future of work, and physical and mental health. She is President and Director of Athena Technology Acquisition Corp. II (NYSE: ATEK.U). From December 2018 to October 2021, she served as the Investment Partner at SoftBank Investment Advisers, a private equity firm headquartered in London (SBIA), and served on the Investment Committee for the SoftBank Vision Fund Emerge program, a global accelerator for companies led by underrepresented founders. From July 2010 to March 2018, Ms. Reddy held various executive roles at Facebook, Inc. (Nasdaq: FB). At Facebook, Ms. Reddy first served as the Managing Director for India and South Asia, and subsequently focused on emerging and high-growth markets including Mexico, Brazil, Indonesia, South Africa and the Middle East. Additionally, Ms. Reddy has served as a member of the board of directors of several companies, including Collective Health, Inc. since December 2019, where she also serves on the compensation and audit committees, WeWork Inc. since February 2020, and Fungible, Inc. since April 2021. Ms. Reddy has also served on the Investment Advisory Council for Neythri Futures Fund, a South Asian female-led stage-agnostic tech fund since March 2021. Ms. Reddy holds an MBA from Stanford University, an M.S. in Computer Engineering from Syracuse University and a B.E. in Computer Science from Marathwada University, India. She served on Stanford Business School Management Board from September 2014 to April 2019, including serving as Chair from September 2018 to April 2019. We believe that Ms. Reddy’s business experience, membership on various boards of directors, and her leadership and management experience qualify her to serve as a member of our board of directors.
Andrew J. Schwab, Director
Mr. Schwab has been a member of the board of directors since December 2021 and prior to this, was a member of the board of directors of Legacy Pear since June 2014. Mr. Schwab has served as the co-Chief Executive Officer and as a member the board of directors of 5:01 Acquisition Corp. (Nasdaq: FVAM) since its inception in August 2020. Mr. Schwab is a Founding Partner and Managing Member of 5AM Venture Management, LLC and also a Managing Member of 5AM Partners IV, LLC and 5AM Opportunities I (GP), LLC, the general partner entities of major shareholders of Pear. Prior to founding 5AM Venture Management, LLC in 2002, Mr. Schwab was a Principal at Bay City Capital where he was involved with companies such as Cubist Pharmaceuticals, Inc., PTC Therapeutics, Inc., Symyx Technologies, Inc. and Syrrx, Inc. Previously, Mr. Schwab was Vice President of Business Development at Digital Gene Technologies, Inc. and a Vice President in the life science investment banking group of Montgomery Securities. At 5AM, he has led the firm’s investments in and served on the boards of Bird Rock Bio, Inc., BlueLight Therapeutics, Inc, Camp4 Therapeutics Corporation, Cleave Therapeutics, Inc., DVS Sciences, Inc. (which was acquired by Fluidigm Corporation), EnLiven Therapeutics, Inc., Escient Pharmaceuticals, Inc., Flexion Therapeutics, Inc. (Nasdaq: FLXN), Ikaria, Inc. (which was acquired by Mallinckrodt plc and spun-out Bellerophon Therapeutics, Inc. (Nasdaq: BLPH)), Ilypsa, Inc. (which was
Pear Therapeutics, Inc. | Proxy Statement | Page 10

acquired by Amgen, Inc.), Miikana Therapeutics, Inc. (which was acquired by EntreMed, Inc.), Novome Biotechnologies, Inc., Panomics Inc. (which was acquired by Affymetrix, Inc.), Precision NanoSystems, Inc. (which was acquired by Danaher Corporation), Purigen Biosystems, Inc., Synosia Therapeutics Holding AG (which was acquired by Biotie Therapies Corp.), Rarecyte, Inc., The Assay Depot (d.b.a. Scientist.com), TMRW Life Sciences, Inc. and Viveve Medical, Inc. (Nasdaq: VIVE). Mr. Schwab also currently serves on the boards of trustees of the California Academy of Sciences and Davidson College. Mr. Schwab earned a B.S. degree with Honors in Genetics & Ethics from Davidson College. We believe that Mr. Schwab’s extensive experience in the life sciences industry and the founding of 5AM Venture Management, LLC qualify him to serve as a member of our board of directors.
Class I Nominees for Director:
Paul Mango, Nominee for Director
Mr. Mango is a nominee for director at the 2022 Annual Meeting. Mr. Mango served as Deputy Chief of Staff for Policy at the U.S. Department of Health and Human Services from July 2019 until January 2021. From July 2018 to July 2019, Mr. Mango served as Chief Principal Deputy Administrator and Chief of Staff at the Center for Medicare and Medicaid Services, and from May 2017 until May 2018, he was a candidate for Governor in the Commonwealth of Pennsylvania. From July 1996 until February 2017, Mr. Mango was a Senior Partner at McKinsey & Company. Mr. Mango currently serves on the board of directors of two private companies, Cogitativo, Inc. and Healthmine, Inc. Mr. Mango serves on the Finance Committee of Cogitativo, Inc. Mr. Mango received a B.S. in Engineering from the United States Military Academy at West Point and an M.B.A. from Harvard University. We believe that Mr. Mango’s education and professional background in the healthcare industry and his experience as a director of private companies qualify him to serve as a member of our board of directors.
Kirthiga Reddy, Director and Nominee for Director
See "Class I Directors."
Tim Wicks, Nominee for Director
Mr. Wicks is a nominee for director at the 2022 Annual Meeting. Mr. Wicks most recently served as an Executive Vice President at Optum, Inc. from April 2020 until July 2021, and previously served as both an Executive Vice President and the Chief Financial Officer at Optum, Inc. from April 2017 until April 2020. From June 2013 until April 2017, Mr. Wicks served as the Executive Vice President of Supply Chaim, Chief Executive Officer and President of OptumRx, Inc. Mr. Wicks currently serves on the board of directors of Signing Day Sports, Inc., a private company, and BioSecurity Technology, Inc., which is traded on the OTC Markets. Mr. Wicks received a B.A. in Economics from the University of Chicago and an M.B.A. from Harvard University. We believe that Mr. Wicks’s education, executive roles at Optum, Inc., as well as his experience as a director of private companies qualify him to serve as a member of our board of directors.
Class II Directors
Directors serving a term expiring at the 2023 annual meeting:
Alison Bauerlein, Director
Ms. Bauerlein has been a member of the board of directors since December 2021 and is a member of both the Audit Committee and Compensation Committee. Ms. Bauerlein is a co-founder of Inogen, Inc. (Nasdaq: INGN). Most recently, she served as Inogen’s Chief Financial Officer and Executive Vice President, Finance from March 2014 until December 2021. Ms. Bauerlein also serves on the board of directors of Gelesis Holdings, Inc, (NYSE: GLS), a biotherapeutics company, as well as Koya Medical, Inc, and Equinox Ophthalmic, Inc, which are private companies. Ms. Bauerlein has over 20 years of experience in treasury, finance, accounting, risk management as well as strategic and tactical cost analysis and forecasting. Ms. Bauerlein received a B.A. degree in Economics/Mathematics with high honors from the University of California, Santa Barbara. We believe that Ms. Bauerlein’s professional background in medical technology, specifically the founding of Inogen, Inc., her experience as Chief Financial Officer of Inogen, Inc., and her service as a director of other companies qualify her to serve as a member of our board of directors.
Pear Therapeutics, Inc. | Proxy Statement | Page 11

Nancy Schlichting, Director
Ms. Schlichting has been a member of the board of directors since December 2021 and prior to this, was a member of the board of directors of Legacy Pear since January 2021. From June 2003 until January 2017, Ms. Schlichting served as the Chief Executive Officer of the Henry Ford Health System, where she helped lead a $4.7 billion integrated healthcare system. Ms. Schlichting has also served on the board of directors of Walgreens Boots Alliance, Inc. (Nasdaq: WBA) since 2006 and chairs its Compensation and Leadership Development Committee. Ms. Schlichting has served on the board of directors of the Duke University Health System since 2016, where she serves as vice-chair, and has also served on the board of directors of Encompass Health since 2018, and Hill-Rom Holdings, Inc. since 2017, where she also serves as the Chairperson of the Compensation and Management Development Committee. Ms. Schlichting also serves as the Trustee for a number of organizations, including The Kresge Foundation since 2003, and Duke University since 2018. In addition, Ms. Schlichting has served as a director and Vice Chair of the Detroit Symphony Orchestra since 2016. Ms. Schlichting earned her B.A. from Duke University and her M.B.A. from Cornell University in healthcare administration and accounting. We believe that Ms. Schlichting’s professional background in the healthcare industry, specifically as the Chief Executive Officer of the Henry Ford Health System, qualify her to serve as a member of our board of directors.
Class III Directors
Directors serving a term expiring at the 2024 annual meeting:
Dr. Corey McCann, M.D., Ph.D., Chief Executive Officer, President and Director
Dr. McCann has served as the President, Chief Executive Officer of Pear and a Director of Pear since December 2021 and prior to this, held the same positions with Legacy Pear since August 2013. He also has served as the President and Director of Pear Therapeutics Securities Corporation, a wholly-owned subsidiary of Pear, since December 2017. Dr. McCann has also served as a member of the board of directors of NOUS Imaging, Inc. a technology company focused on medical imaging software, since March 2020, as director of Eternia Group LLC since August 2011, and as a director of Eternia Group SRL since May 2021. Previously, Dr. McCann served on the board of Edumedics LLC (now known as SentryHealth), a health and wellness solutions technology company, from January 2013 through October 2019, and Resolute Bio, Inc., a biotechnology company developing peptide-based drugs for chronic metabolic and neurological disorders from June 2016 through June 2019. Dr. McCann received his B.S. degree in biology from The Pennsylvania State University, his M.D and Ph.D. from Washington University’s St. Louis School of Medicine, and his Ph.D. in neuroscience from Harvard University. We believe that Dr. McCann’s education and professional background in science, his role in founding Legacy Pear, his service as our President and Chief Executive Officer and his extensive knowledge of our company and industry qualify him to serve as a member of our board of directors.
Jorge Gomez, Director
Mr. Gomez has been a member of the board of directors since December 2021 and prior to this, was a member of the board of directors of Legacy Pear from August 2021 to December 2021. Mr. Gomez is the chair of the Audit Committee. Mr. Gomez has been appointed to serve as the Chief Financial Officer of Moderna, Inc. (Nasdaq: MRNA), beginning May 9, 2022. Mr. Gomez previously served as the Executive Vice President and Chief Financial Officer of Dentsply Sirona, Inc. (Nasdaq: XRAY), a manufacturer of professional dental products and technologies, from August 2019 to May 2022. Mr. Gomez also previously served as Chief Financial Officer of Cardinal Health, Inc. (NYSE: CAH), a multinational healthcare services company, from January 2018 to August 2019. At Cardinal Health, he was responsible for financial activities across the enterprise, including financial strategy, capital deployment, treasury, investor relations, tax, accounting, and external reporting. From July 2015 to December 2017, he was Chief Financial Officer of Cardinal Health’s Medical segment and from February 2012 to June 2015, he was Chief Financial Officer of Cardinal Health’s Pharmaceutical segment. Prior to that, Mr. Gomez served as treasurer and corporate controller at Cardinal Health. Before joining Cardinal Health, Mr. Gomez held multiple executive and leadership roles at General Motors Company (NYSE: GM), including assignments in New York, Singapore, Belgium, and Brazil. He began his career with the Smurfit-Kappa Group plc. (OTCMKTS: SMFTF) in the company’s finance development program. Currently, he also serves on the board of directors for Xylem, Inc. (NYSE: XYL), a global water management company. Mr. Gomez earned a bachelor’s degree in Electrical Engineering from the National University of Colombia and a master’s degree in Business Administration from the University of Hartford. We believe that Mr. Gomez’s
Pear Therapeutics, Inc. | Proxy Statement | Page 12

educational background, professional background, specifically his experience as Chief Financial Officer of several companies, his service as a director of another public company qualified him to serve as a member of our board of directors.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF PAUL MANGO, KIRTHIGA REDDY, AND TIM WICKS.

Pear Therapeutics, Inc. | Proxy Statement | Page 13

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP currently serves as our independent registered public accounting firm and audited our financial statements for the fiscal year ended December 31, 2021. Our audit committee has retained Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2022.
Our audit committee is responsible for selecting and appointing our independent registered public accounting firm, and this appointment is not required to be ratified by our stockholders. However, our audit committee has recommended that the board of directors submit this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the audit committee will reconsider whether to retain Deloitte & Touche LLP, and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and the best interest of our stockholders.
Representatives of Deloitte & Touche LLP are expected to attend the annual meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.
In order to pass, this proposal must receive a majority of the votes cast with respect to this matter. We will not count abstentions or broker non-votes as votes cast.
Change in Certifying Accountant
As previously reported on our Current Report on Form 8-K, dated December 8, 2021, upon the approval of the audit committee of our board of directors, Marcum LLP was dismissed as our independent registered public accounting firm, and Deloitte & Touche LLP was engaged as our independent registered public accounting firm effective December 3, 2021. Marcum LLP served as our independent registered public accounting firm since December 1, 2020, our inception as Thimble Point Acquisition Corp. (“THMA”), whereas Deloitte & Touche LLP served as the independent registered public accounting firm for Pear Therapeutics, Inc. prior to the closing of the business combination with THMA (“Legacy Pear”), since 2017. The audit committee decided to engage Deloitte & Touche LLP because, for accounting purposes, our historical financial statements include a continuation of the financial statements of Legacy Pear’s business.
The report of Marcum LLP on THMA’s balance sheet as of December 31, 2020, the statements of operations, changes in stockholders’ equity and cash flows for the period from December 1, 2020 (THMA’s inception) to December 31, 2020, and the related notes to the financial statements, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principles. However, the opinion was modified as management of THMA concluded that THMA had a working capital deficiency as of December 31, 2020 and lacked the financial resources it needed to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raised substantial doubt about THMA’s ability to continue as a going concern. During the period from December 1, 2020 (THMA’s inception) to December 31, 2020, and the subsequent interim period through December 3, 2021, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act of 1934, as amended) between THMA and Marcum LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum LLP, would have caused it to make reference to the subject matter of the disagreements in its reports on THMA’s financial statements for such period. During the period from December 1, 2020 to September 30, 2021, and the subsequent interim period through December 3, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), except that for the quarter ended March 31, 2021, based upon an evaluation of the effectiveness of the design and operation of its disclosure controls and procedures, the Chief Executive Officer and Chief Financial Officer of THMA concluded that its disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective solely as a result of the restatement of its financial statements as of and for such periods in light of the SEC Staff Statement dated April 12, 2021, which required THMA to reclassify the outstanding warrants
Pear Therapeutics, Inc. | Proxy Statement | Page 14

as liabilities on its balance sheet. Based on the foregoing, it was determined that THMA had a material weakness as of March 31, 2021, relating to its internal controls over financial reporting, and such material weakness had not yet been remediated for the quarter and nine months ended September 30, 2021.
During the period from December 1, 2020 (THMA’s inception) until Marcum LLP’s dismissal, neither the company nor anyone on its behalf consulted Deloitte & Touche LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the company’s financial statements, and neither a written report was provided to the company or oral advice was provided that Deloitte & Touche LLP concluded was an important factor considered by the company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022.

Pear Therapeutics, Inc. | Proxy Statement | Page 15

CORPORATE GOVERNANCE
Board Composition
Our board of directors is divided into three classes. The term of one class of directors expires each year at the annual meeting of our shareholders. Each director also continues to serve as a director until his or her successor is duly elected and qualified. Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of the board of directors. Our certificate of incorporation and bylaws also provide that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. There are no family relationships among our directors and executive officers.
Director Independence
Our board of directors has determined that none of the members of our board of directors other than Dr. McCann has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of the members of our board of directors other than Dr. McCann is “independent” as that term is defined under the rules of Nasdaq. Our Board has also determined that all current members of our audit committee, compensation committee and nominating and corporate governance committee are independent and satisfy the relevant SEC and Nasdaq independence requirements for such committees. Each of our director nominees is also “independent” as that term is defined under the rules of Nasdaq and satisfy the relevant SEC and Nasdaq independence requirements for the committees on which they are proposed to become members.
Board Role in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process. Our Chief Executive Officer is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of the company and sets the agenda for board meetings and presides over meetings of the board. Our independent directors meet in executive session on a regular basis, without management present.
Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Board Committees
Our board of directors has established three standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee, which are described below. Members of these committees are elected annually at the regular board meeting held in conjunction with the annual stockholders’ meeting. The charter of each committee is available on our website at https://investors.peartherapeutics.com/corporate-governance/governance-overview.
Audit Committee
The audit committee currently consists of Mr. Gomez, Ms. Bauerlein and Mr. Lynch. Following the 2022 Annual Meeting, the audit committee is expected to consist of Mr. Gomez, Ms. Bauerlein and Mr. Mango. The board of directors has determined each current and proposed member of its Audit Committee is independent under the applicable Nasdaq listing rules and Rule 10A-3(b)(1) of the Exchange Act. Mr. Gomez is the chair of the audit committee. The board of directors has determined that Mr. Gomez is an “audit committee financial expert” within the meaning of SEC regulations. The board of directors has also determined that each current and proposed member of the audit committee has the requisite financial expertise required under the applicable requirements of Nasdaq. In arriving at
Pear Therapeutics, Inc. | Proxy Statement | Page 16

this determination, the board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.
The primary purpose of the audit committee is to discharge the responsibilities of the board of directors with respect to accounting, financial, and other reporting and internal control practices and to oversee the independent registered accounting firm. Specific responsibilities of the audit committee include:
•selecting a qualified firm to serve as the independent registered public accounting firm to audit the financial statements;
•helping to ensure the independence and performance of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, the interim and year-end operating results;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing policies on risk assessment and risk management;
•reviewing related party transactions;
•obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes the internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
•approving (or, as permitted, pre-approving) all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.

The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the audit committee charter is available at https://investors.peartherapeutics.com/corporate-governance/governance-overview. The audit committee met in person or by telephone six times during fiscal year 2021.
Compensation Committee
The compensation committee currently consists of Ms. Schlichting, Ms. Bauerlein and Mr. Lynch. Following the 2022 Annual Meeting, the compensation committee is expected to consist of Ms. Schlichting, Ms. Bauerlein and Mr. Wicks. Ms. Schlichting is the chair of the compensation committee. The board of directors has determined that each current and proposed member is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The board of directors has determined that each current and proposed member of the compensation committee is independent under the applicable Nasdaq listing rules. The primary purpose of the compensation committee is to discharge the responsibilities of the board of directors to oversee its compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors and other senior management, as appropriate.
Specific responsibilities of the compensation committee include:
•reviewing and approving, or recommending that the board of directors approve, the compensation of our executive officers;
•reviewing and recommending the compensation of directors;
•reviewing and approving, or recommending that the board of directors approve, the terms of compensatory arrangements with executive officers;
•administering stock and equity incentive plans;
•selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;
•reviewing and approving, or recommending that the board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for executive officers and other senior management, as appropriate;
•reviewing and establishing general policies relating to compensation and benefits of employees; and
Pear Therapeutics, Inc. | Proxy Statement | Page 17

•reviewing our overall compensation philosophy.
The compensation committee operates under a written charter adopted by the board of directors, which is available at https://investors.peartherapeutics.com/corporate-governance/governance-overview. The compensation committee met in person or by telephone three times during fiscal year 2021.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee currently consists of Ms. Reddy, Mr. Lynch and Mr. Schwab. Following the 2022 Annual Meeting, the nominating and corporate governance committee is expected to consist of Ms. Reddy and Mr. Wicks. Ms. Reddy is the chair of the nominating and corporate governance committee. The board of directors has determined each current and proposed member of the nominating and corporate governance committee is independent under applicable Nasdaq listing rules.
Specific responsibilities of our nominating and corporate governance committee include:
•identifying, evaluating and selecting, or recommending that the board of directors approve, nominees for election as directors;
•approving the retention of director search firms;
•evaluating the performance of the board of directors and of individual directors;
•reviewing developments in corporate governance practices;
•evaluating the adequacy of corporate governance practices and reporting;
•reviewing management succession plans; and
•developing and making recommendations to the board of directors regarding corporate governance guidelines and matters.
The nominating and corporate governance committee operates under a written charter adopted by the board of directors, which is available at https://investors.peartherapeutics.com/corporate-governance/governance-overview. The nominating and corporate governance committee did not meet in fiscal year 2021.
Compensation Committee Interlocks and Insider Participation
The compensation committee currently consists of Ms. Schlichting, Ms. Bauerlein and Mr. Lynch. Following the 2022 Annual Meeting, the compensation committee is expected to consist of Ms. Schlichting, Ms. Bauerlein and Mr. Wicks. As disclosed herein, decisions about the compensation of our executive officers are made by our compensation committee. None of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our compensation committee or board of directors. None of the members of our board of directors is an officer or employee of our company nor has any of them ever been an officer or employee of our company, in each case, other than Dr. McCann.
Code of Business Conduct and Ethics; Corporate Governance Guidelines
We have adopted a written Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, as well as Corporate Governance Guidelines. Copies of the Code of Business Conduct and Ethics and the Corporate Governance Guidelines can be found on the Investors (Investors → Corporate Governance → Governance Overview) section of our website at www.peartherapeutics.com. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, upon a request directed to: Pear Therapeutics, Inc., 200 State Street, 13th Floor, Boston, Massachusetts 02109, Attention: General Counsel. We intend to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements.
Pear Therapeutics, Inc. | Proxy Statement | Page 18

Policy Prohibiting Hedging
Our Insider Trading Compliance Policy prohibits our directors, officers or employees from entering into any short sale of our securities, buying or selling publicly traded options on our common stock or hedging their positions in our securities, including through the use of instruments such as prepaid variable forwards, equity swaps, collars or exchange funds.
Meetings of the Board of Directors
Our board of directors met in person or by telephone thirteen times during fiscal year 2021. No director attended fewer than 75 percent of the aggregate number of meetings of the board of directors and of any committee of the board of directors on which he or she served, in each case held during the period in which he served as a director, in fiscal year 2021.
Policy Regarding Board Attendance
Our directors are expected to attend meetings of the board of directors and meetings of committees on which they serve. Our directors are expected to spend the time needed at each meeting and to meet as frequently as necessary to properly discharge their responsibilities. We encourage members of our board of directors to attend our annual meetings of stockholders, but we do not have a formal policy requiring them to do so.
Director Nominations
The board of directors is divided into three classes. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following the election. Stockholders may also recommend candidates for election to the board of directors, as described below. The board of directors screens potential director candidates and considers criteria including experience, qualifications, attributes, skills, diversity and other characteristics in the context of the current make-up of the board of directors and the needs of the board of directors given our circumstances.
The board of directors values the input of stockholders in identifying director candidates. Accordingly, the board of directors considers recommendations for director candidates submitted by stockholders using substantially the same criteria it applies to recommendations from directors and members of management. Any such nominations should be submitted to the board of directors by mail in care of Pear’s Secretary, at 200 State Street, 13th Floor, Boston, Massachusetts 02109 and be accompanied by the information required by our bylaws. The written recommendation should be submitted within the time frame described in our bylaws.
Board of Directors Diversity Matrix
Nasdaq’s Board Diversity Rule, approved by the SEC on August 6, 2021, requires that companies listed on Nasdaq’s U.S. exchange publicly disclose board-level diversity statistics. By August 7, 2023, Smaller Reporting Companies such as us will be required to have at least two diverse directors (including at least one that self-identifies as female and another who self-identifies as female, LGBTQ+, and/or an underrepresented minority). The following chart summarizes certain self-identified personal characteristics of our directors, in accordance with Nasdaq Listing Rule 5605(f). Each term used in the table has the meaning given to it in the rule and related instructions.

Pear Therapeutics, Inc. | Proxy Statement | Page 19

Board Diversity Matrix (As of April 1, 2022)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	4	0	0
Number of Directors who identify in Any of the Categories Below:
Asian	1	0	0	0
Hispanic or Latinx	0	1	0	0
White	2	4	0	0
Two or More Races or Ethnicities	0	1	0	0
LGBTQ+	1
Communications with our Board of Directors
Stockholders wishing to communicate with our board of directors should send correspondence to the attention of our Secretary at our offices located at 200 State Street, 13th Floor, Boston, Massachusetts 02109, and should include with the correspondence evidence that the sender of the communication is one of our stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder, the number of shares held and the address, telephone number and e-mail address, if any, of the stockholder. Our Secretary will review all correspondence confirmed to be from stockholders and decide whether or not to forward the correspondence or a summary of the correspondence to the full board of directors or a committee thereof. Our Secretary will review all stockholder correspondence, but the decision to relay that correspondence to the full board or a committee will rest entirely within his discretion. Our board of directors believes that this process will suffice to handle the relatively low volume of communications we have historically received from our stockholders. If the volume of communications increases such that this process becomes burdensome to our Secretary, our board of directors may elect to adopt more elaborate screening procedures.
Director Compensation
Non-employee members of the board of directors shall be eligible to receive cash and equity compensation, as set forth in our Non-Employee Director Compensation Policy, as described below:

Name	Annual Retainer ($)
Board of Directors	55,000
Audit Committee Chair	20,000
Compensation Committee Chair	15,000
Nominating and Corporate Governance Chair	10,000
In addition to cash compensation, commencing on the date of the 2022 Annual Meeting, non-employee directors will be granted $185,000 in restricted stock units of our Class A common stock ("RSUs") upon the director's initial election or appointment to our board of directors (the "Initial RSU"). The Initial RSU will vest in substantially equal annual installments over three years, subject to continued board service through such vesting dates. In addition, on the day of our annual meeting of stockholders each year, each non-employee director will be granted an RSU with a grant date fair value of $185,000 (the "Annual RSUs"). The Annual RSU's will vest 100% on the one year anniversary of the grant date, subject to continued board service through such date. A non-employee director who initially joins the board of directors at an annual meeting will receive both an Initial RSU and an Annual RSU on the annual meeting date. The number of RSUs to be granted on the grant date shall be the nearest whole number of shares as determined by dividing the dollar value of the RSU by the closing market price of our Class A common
Pear Therapeutics, Inc. | Proxy Statement | Page 20

stock on Nasdaq on the grant date, and if the grant date does not fall on a Nasdaq trading day, then on the last trading day prior to the grant date.

Our Non-Employee Director Compensation Policy is subject to the terms of our 2021 Stock Option and Incentive Plan (the “Plan”), and accordingly, the value of all awards awarded under the Plan and all other cash compensation paid by us to any Non-Employee Director in any calendar year, subject to certain exceptions set forth in the Plan, shall not exceed: (i) $1,000,000 in the first calendar year an individual becomes a Non-Employee Director and (ii) $750,000 in any other calendar year.

The following table presents information regarding compensation awarded to, earned by or paid to our non-employee directors in connection with their service on the board of directors during fiscal year 2021 (including compensation for serving on the board of directors of THMA and Legacy Pear. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards to or pay any other compensation to any of the non-employee members of the board of directors. Prior to the business combination, THMA did not pay compensation to the members of the board of directors for their service on the board of directors of THMA. Corey McCann, our President and Chief Executive Officer, did not receive any compensation for his service as a member of the board of directors during 2021 or 2020. Dr. McCann’s compensation for service as an employee for fiscal years 2021 and 2020 is presented below in the section titled “Executive Compensation.”
Director Compensation Table—2021

Name	Year	Fees Earned ($)	Option Awards ($) (1)	Total ($)
Nancy Schlichting	2021	50,000	—	50,000
Andrew Schwab	2021	—	—	—
Zack Lynch	2021	—	—	—
Alison Bauerlein	2021	4,334	390,217	394,551
Jorge Gomez	2021	41,209	387,227	428,436
Kirthiga Reddy	2021	5,122	390,217	395,339
__________________
(1)The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of share-based compensation awarded during the year computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718. See Note 11 in the notes to the consolidated financial statements included in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2021, for assumptions underlying the valuation of equity awards.
The table below shows the aggregate number of Class A common stock option awards held as of December 31, 2021, by each of our current non-employee directors who was serving as of that date.

Name	Number of Shares Underlying Options Outstanding at December 31, 2021
Nancy Schlichting	110,430
Andrew Schwab	—
Zack Lynch	29,448
Alison Bauerlein	70,675
Jorge Gomez	70,675
Kirthiga Reddy	70,675
Our Management
Pear Therapeutics, Inc. | Proxy Statement | Page 21

The following table sets forth information with respect to our executive officers as of March 1, 2022:

Name	Age	Position
Corey McCann, M.D., Ph.D.	42	Chief Executive Officer, President and Director
Christopher D.T. Guiffre, J.D., M.B.A	53	Chief Financial Officer, Chief Operating Officer, Treasurer, and Assistant Secretary
Erin K. Brenner	48	Chief Product Development Officer
Katherine Jeffery	54	Chief People Officer
Yuri Maricich, M.D., M.B.A	41	Chief Medical Officer and Head of Development
Ronan P. O’Brien, J.D.	49	General Counsel, Secretary, and Chief Compliance Officer
Julia Strandberg, M.B.A	47	Chief Commercial Officer

For biographical information concerning Dr. McCann, see “Proposal 1—Election of Directors.”
Christopher Guiffre, Chief Financial Officer, Chief Operating Officer, Treasurer and Assistant Secretary
Mr. Guiffre has served as the Chief Financial Officer, Chief Operating Officer, Treasurer and Assistant Secretary of Pear since December 2021 and prior to this, held the same positions with Legacy Pear since December 2017. He has also served as the Treasurer and a Director of Pear Therapeutics Securities Corporation, a wholly-owned subsidiary of Pear, since December 2018. From December 2017 through December 2021, he served as Interim Chief Compliance Officer at Legacy Pear. From March 2015 through July 2017, Mr. Guiffre served as the President and Chief Executive Officer of Cerulean Pharma, Inc. (now known as Dare Bioscience, Inc.) (NASDAQ: DARE), a biopharmaceutical company. Mr. Guiffre received his B.S. degree in Marketing from Babson College, his J.D. from Boston College Law School, and M.B.A. from the Boston College Carroll School of Management.
Erin K. Brenner, Chief Product Development Officer
Ms. Brenner has served as the Chief Product Development Officer of Pear since December 2021 and prior to this, held the same position with Legacy Pear since June 2020. Ms. Brenner previously served as Legacy Pear’s Vice President of Portfolio Management from January 2019 through June 2020, and as the Senior Director, Portfolio Management from July 2018 through January 2019. Ms. Brenner worked at GE Healthcare Inc. from 2004 to 2018, including leading the development of GE’s Senographe Pristina mammography platform, and from December 2016 through July 2018, she served as the Global Mammography Product Leader for GE Healthcare. She earned her B.A. in History from Middlebury College.
Katherine Jeffery, Chief People Officer
Ms. Jeffery has served as the Chief People Officer of Pear since December 2021 and prior to this, held the same position with Legacy Pear since June 2019. Prior to that, Ms. Jeffery served as the Vice President of People for Recurly, Inc., a subscription management software company, from January 2018 through June 2019; as a Human Resources Consultant and Leadership Coach for Next Level Resource Partners, a logistics management company, from October 2016 through January 2018, and as Vice President of Human Resources for Sportvision Inc., a broadcasting media company, from February 2011 through October 2016. Ms. Jeffery has also served as President of the board of directors of W.O.M.A.N. Inc. since June 2014, as a founding member of the Product Advisory Board of Twine’s CPOHQ since June 2020, and on the Advisory Board of Bennie, an employment benefits platform, since January 2021. Ms. Jeffery earned her B.A. degree in Liberal Arts with a concentration in Human Resources from DePaul University, and an M.S. in Communication with a concentration in Managerial Communication from Northwestern University.
Yuri Maricich, Chief Medical Officer & Head of Development
Dr. Maricich has served as Pear’s Chief Medical Officer and Head of Development since December 2021 and prior to this, held the same positions with Legacy Pear since October 2017. Prior to that, from September 2014 through September 2017, Dr. Maricich served as the Vice President of Clinical Development of Legacy Pear. Dr. Maricich leads the Clinical/Regulatory/Quality and Medical Affairs
Pear Therapeutics, Inc. | Proxy Statement | Page 22

group at Pear. He leads and manages the development programs from Discovery/TPP stage, through Translational, Clinical Development, Regulatory submission and review as well as Medical Affairs. In addition to overseeing subsequent pipeline programs across a broad-spectrum of disease areas (such as CNS/neuroscience, cardiovascular, and oncology), he led reSET (1st prescription digital therapeutic), reSET-O (1st combination drug and software treatment), and Somryst (chronic insomnia) programs. Dr. Maricich is a licensed, board-certified physician, investor, clinical developer, and strategist. His work is focused on improving patient health and our healthcare system. He has worked with and led successful teams and programs at Health & LifeScience/Biotech (HLS) firms, including Corixa (acquired by GlaxoSmithKline), Xdynia (acquired by Cavion), Cavion (acquired by Jazz Pharmaceuticals), AWS, and Pear Therapeutics (1st FDA-cleared, clinically validated digital therapeutic to treat disease). He founded a digital health firm while a medical student that used natural-language processing (NLP) to structure clinical data. Dr. Maricich is also the principal and owner of Maricich & Co., which he founded in June 2007, and a Partner at Asclepius Capital, an investment firm, since January 2012. Dr. Maricich received his B.S. in Pre-Professional/Pre-Med and Philosophy from the University of Notre Dame, his M.D. from the University of Washington and his M.B.A. from Harvard University.

Ronan P. O’Brien, General Counsel, Chief Compliance Officer and Secretary
Mr. O’Brien has served as the General Counsel and Secretary of Pear since December 2021 and prior to this, held the same positions with Legacy Pear since March 2018. Mr. O’Brien has also served as the Chief Compliance Officer of Pear since January 2022. Since December 2018, he has served as the Secretary and a Director of Pear Therapeutics Securities Corporation, a wholly-owned subsidiary of Pear. Previously, from September 2016 through February 2018, Mr. O’Brien served as the Vice President and Associate General Counsel for Selecta Biosciences, Inc., a clinical stage biotechnology company (NASDAQ: SELB) and from June 2014 through September 2016, he served as the Executive Director and Associate General Counsel for Cerulean Pharma Inc. (now known as Dare Bioscience, Inc.) (NASDAQ: DARE), a biopharmaceutical company. Mr. O’Brien received his B.A. degree in French Literature and English Literature as well as his J.D. from Boston University.
Julia M. Strandberg, Chief Commercial Officer
Ms. Strandberg has served as Pear’s Chief Commercial Officer since December 2021 and prior to this, held the same position with Legacy Pear since July 2019. Prior to her position at Pear, Ms. Strandberg served as the Senior Vice President of GHX, LLC from May 2019 through July 2019, as President of Edison Consulting LLC from February 2019 through May 2019, and as Vice President and General Manager of Health Informatics and Monitoring at Medtronic plc from January 2015 through January 2019. Ms. Strandberg received her B.S. in Chemical Engineering from Purdue University, and her M.B.A. from the University of Minnesota’s Carlson School of Management.

Pear Therapeutics, Inc. | Proxy Statement | Page 23

EXECUTIVE COMPENSATION
Executive Summary
2021 Highlights
On December 3, 2021, we consummated a business combination, referred to herein as “business combination” or “Business Combination”, pursuant to the terms of the business combination agreement, or “Business Combination Agreement”, dated June 21, 2021, by and among THMA, Pear Therapeutics (US), Inc., a Delaware corporation incorporated on August 14, 2013 (“Pear US”) (formerly known as Pear Therapeutics, Inc.) and Oz Merger Sub, Inc., pursuant to which Oz Merger Sub., Inc. (a Delaware corporation and wholly-owned subsidiary of THMA, or “Merger Sub”) merged with and into Pear US, with Pear US surviving as our wholly owned subsidiary. Upon the closing of the Business Combination, THMA changed its name to Pear Therapeutics, Inc., and we transitioned into becoming a public company. In connection with the Business Combination, our compensation committee engaged Frederic W. Cook & Co., Inc. as its independent compensation consultant to help structure a competitive director and executive compensation program from a public company perspective.
As a general matter, our executive compensation program consists of an annual base salary, target cash bonus opportunities, and equity-based long-term incentives. We will continue to evaluate, develop, and grow our executive compensation program as we progress as a public company.
Executive Compensation Objectives
We are committed to providing fair and market competitive executive compensation programs that will attract, retain and reward high-performing employees. Our compensation package is tied to the contributions of the individual and the achievement of organizational goals. Below are the objectives of our program:
•Attract, retain, and motivate superior executive talent;
•Provide incentives that reward the achievement of performance goals that directly correlate to the enhancement of shareholder value, as well as facilitate executive retention; and
•Reinforce Pear’s goal of recruiting and retaining a highly motivated workforce to support the overall growth and performance of the company.

Compensation Governance and Best Practices
We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. Our key compensation practices include the following:

What We Do	What We Do Not Do
•Emphasize the use of equity compensation to promote executive retention and reward long-term value creation
•Maintain equity granting guidelines
•Engage an independent compensation consultant to advise our compensation committee
•Develop a relevant peer group to benchmark compensation

•Do not guarantee annual salary increases
•Do not grant uncapped cash incentives or guaranteed equity compensation
•Do not provide significant perquisites
•Do not provide any compensation-related tax gross-ups

Summary Compensation Table
The following table sets forth information regarding compensation earned by our President and Chief Executive Officer and our two next most highly paid executive officers who served during fiscal year 2021, as well as the compensation earned by Elon S. Boms, who served as the Chief Executive Officer of THMA until his resignation upon the closing of the Business Combination. We refer to these individuals
Pear Therapeutics, Inc. | Proxy Statement | Page 24

as our named executive officers, or “NEOs”. The compensation set forth below for Dr. McCann, Mr. Guiffre, and Ms. Strandberg includes compensation from Legacy Pear during fiscal years 2021 and 2020.

Name and Principal Position	Year	Salary ($)	Option Awards ($) (1)		Non-Equity Incentive Plan Compensation ($) (2)		All Other Compensation ($) (3)		Total ($)
Corey McCann President & Chief Executive Officer	2021	450,00	—		202,500		49,950		702,450
	2020	424,515	—		148,580		74,910		648,005
Christopher Guiffre Chief Financial Officer & Chief Operating Officer	2021	396,229	119,170		162,256		5,885		683,540
	2020	366,880	155,513		111,238		14,765		648,396
Julia Strandberg Chief Commercial Officer	2021	366,062	57,653		216,365		—		640,080
	2020	356,265	28,277		121,682		33,550		539,774
Elon S. Boms (4)	2021	—	—	—	—	—	—	—	—
Chief Executive Officer	2020	—	—	—	—	—	—	—	—
______________
(1)The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of stock options awarded during fiscal years 2020 and 2021 computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718. See Note 11 in the notes to the consolidated financial statements included in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2021, for assumptions underlying the valuation of equity awards.
(2)The amounts shown in the “Non-Equity Incentive Plan Compensation” column represent amounts earned in fiscal years 2020 and 2021 but paid in February of the following year based on the achievement of corporate and individual performance objectives set by the Board. In addition, “Non-Equity Incentive Plan Compensation” for Ms. Strandberg includes $16,798 and $66,462 in commissions earned by Ms. Strandberg for fiscal years 2020 and 2021, respectively, as a member of our commercial team.
(3)“All Other Compensation” includes:
(i)for Dr. McCann, (a) $64,935 and $49,950 during 2020 and 2021, respectively, representing payment for a lease to occupy an apartment in San Francisco, California and (b) $9,975 during 2020 representing employer matching contributions under our 401(k) plan;
(ii)for Mr. Guiffre, (a) $8,345 during 2020 representing employer matching contributions under our 401(k) plan and (b) $6,420 and $5,885 during 2020 and 2021, respectively, representing a transportation benefit; and
(iii)for Ms. Strandberg, (a) $27,000 representing payment for a lease to occupy an apartment in Boston, Massachusetts, which payments were made through March 2020, and (b) $6,550 representing employer matching contributions under our 401(k) plan.
(4)Mr. Boms was the Chief Executive Officer of THMA until December 2021, at which time he resigned from his position upon the closing of the Business Combination.

Narrative Disclosure to Summary Compensation Table
Base Salaries
We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our NEOs. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. For the year ended December 31, 2021, the annual base salaries for each of Dr. McCann, Mr. Guiffre and Ms. Strandberg were $450,000, $396,229 and $366,062, respectively. The compensation committee sets the salary and bonus for each NEO, aside from the President & Chief Executive Officer’s which is set by the Board based on the recommendation from the compensation committee, and the compensation is subject to periodic review and adjustment. Dr. McCann’s base salary for 2022 is $550,000, Mr. Guiffre’s base salary for 2022 is $435,000 and Ms. Strandberg’s base salary for 2022 is $415,000.
Equity Compensation
We believe that equity award grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity award grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, we typically grant equity awards to our executives, including our NEOs, in the ordinary course of business on a discretionary basis. During the year ended
Pear Therapeutics, Inc. | Proxy Statement | Page 25

December 31, 2021, we granted options to purchase shares of common stock of Legacy Pear to Mr. Guiffre and Ms. Strandberg, as described in more detail in the “Outstanding Equity Awards at 2021 Fiscal Year End” table.
Non-Equity Incentive Plan Compensation
We pay cash incentive compensation to reward our executives for their performance over the fiscal year, based on performance goals established by the board of directors. Incentive compensation is determined by the board of directors based on two components: corporate performance and individual performance. Dr. McCann’s bonus is based on 100% corporate performance and 0% individual performance, and Mr. Guiffre’s and Ms. Strandberg’s bonuses are based on 80% corporate performance and 20% individual performance. For the year ended December 31, 2021, the target bonus for Dr. McCann was equal to 50% percent of his base salary, the target bonus for Mr. Guiffre for the year ended December 31, 2021 was 45% percent of his base salary, and the target bonus for Ms. Strandberg for the year ended December 31, 2021 was 45% percent of her base salary. In addition to the incentive compensation described above, Ms. Strandberg earned $62,461 in commissions for the year ended December 31, 2021 as a member of the commercial team.
Each NEO is eligible to participate in any annual incentive compensation programs as may be established from time to time by the board of directors. For 2022, Dr. McCann is eligible to receive a target annual performance bonus of 60% of his annual base salary, Mr. Guiffre is eligible to receive a target annual performance bonus of 50% of his annual base salary, and Ms. Strandberg is eligible to receive a target annual performance bonus of 50% of her annual base salary.
Outstanding Equity Awards at 2021 Fiscal Year End
The following table sets forth information regarding outstanding equity awards held by each of our NEOs as of December 31, 2021. All equity awards set forth in the table below were originally granted under the Legacy Pear 2013 Stock Incentive Plan (the “2013 Plan”). In connection with the Business Combination, each option to purchase shares of common stock of Legacy Pear outstanding under the 2013 Plan was canceled in exchange for an option to purchase Class A common stock under the Pear Therapeutics, Inc. 2021 Stock Option and Incentive Plan. Mr. Boms, who served as the Chief Executive Officer of THMA until his resignation upon the closing of the Business Combination, held no outstanding equity-based awards as of December 31, 2021.

Name	Number of Securities Underlying Unexercised Options (#) exercisable	Number of Securities Underlying Unexercised Options (#) unexercisable		Option Exercise Price ($)	Option Expiration Date	Option Grant Date
Corey McCann	—	—		—	—	—
Christopher Guiffre	—	228,224	(1)	1.29	1/26/2031	1/26/2021
	111,351	131,597	(2)	1.09	3/24/2030	3/24/2020
	73,006	30,062	(3)	1.08	3/14/2029	3/14/2019
	51,533	—	(4)	0.72	3/21/2028	3/21/2018
	478,533	—	(4)	0.68	12/13/2027	12/13/2017
Julia Strandberg	—	110,431	(1)	1.29	1/26/2031	1/26/2021
	20,245	23,926	(2)	1.09	3/24/2030	3/24/2020
	391,108	234,667	(5)	1.09	9/25/2029	9/26/2019
__________________
(1)The shares underlying these stock options vest over four years with 25% of the shares vesting on the first anniversary of the vesting commencement date, and the remaining shares vesting in 36 equal monthly installments on the last day of each calendar month following the first anniversary (for the avoidance of doubt, inclusive of the calendar month in which the first anniversary falls), subject to the executive’s continued service. The vesting commencement date is January 26, 2021.
(2)The shares underlying these stock options vest over four years with 25% of the shares vesting on the first anniversary of the vesting commencement date, and the remaining shares vesting in 36 equal monthly installments on the last day of each calendar month following
Pear Therapeutics, Inc. | Proxy Statement | Page 26

the first anniversary (for the avoidance of doubt, inclusive of the calendar month in which the first anniversary falls), subject to the executive’s continued service. The vesting commencement date is March 24, 2020.
(3)The shares underlying these stock options vest over four years with 25% of the shares vesting on the first anniversary of the vesting commencement date, and the remaining shares vesting in 36 equal monthly installments on the last day of each calendar month following the first anniversary (for the avoidance of doubt, inclusive of the calendar month in which the first anniversary falls), subject to the executive’s continued service. The vesting commencement date is March 14, 2019.
(4)The shares underlying these stock options vest over four years with 25% of the shares vesting on the first anniversary of the vesting commencement date, and the remaining shares vesting in 36 equal monthly installments thereafter, subject to the executive’s continued service. The vesting commencement date is December 7, 2017.
(5)The shares underlying these stock options vest over four years with 25% of the shares vesting on the first anniversary of the vesting commencement date, and the remaining shares vesting in 36 equal monthly installments on the last day of each calendar month following the first anniversary (for the avoidance of doubt, inclusive of the calendar month in which the first anniversary falls), subject to the executive’s continued service. The vesting commencement date is July 22, 2019.
Potential Payments Upon Termination or Change of Control
The employment of each of our NEO’s is at-will. Each NEO has entered into a management retention agreement which provides that if the NEO is terminated “for cause” or resigns without “good reason” (as such terms are defined in the management retention agreement), the NEO is paid their accrued but unpaid vacation pay, earned but unpaid salary, and reimbursement for any business expense (collectively, the “accrued obligations”). If the NEO is terminated within 60 days before a “change in control date” (as such term is defined in the management retention agreement) or during the one year following the change in control (such period is defined in the management retention agreement as the “protection period”) and the NEO is terminated by us without cause or by the NEO for good reason, the NEO will receive payments that equal the accrued obligations, 12 months of the NEO’s base salary as of the termination date (paid in a lump sum within two weeks of the termination date), continued medical, life insurance and benefits to the same extent the NEO participated prior to the termination date for 12 months following the termination date (unless similar benefits are offered sooner by a new employer). In addition, any “equity awards” (as such term is defined in the management retention agreement) that have not been terminated will automatically accelerate and become fully exercisable and all restrictions and conditions on the NEO’s outstanding stock awards and other equity based awards will immediately lapse as of the termination date, and if an equity award has been terminated, the NEO will receive a cash amount equal to the amount he or she would have received had all such terminated equity awards been fully vested. Finally, if the NEO is terminated without cause or resigns with good reason outside of the protection period, the NEO will receive the accrued obligations, six months of the NEO’s base salary as of the termination date (paid in a lump sum within two weeks of the termination date) and medical, life insurance, disability and other benefits to the same extent the NEO participated prior to the termination date for six months following the termination date (unless similar benefits are offered sooner by a new employer).

Pear Therapeutics, Inc. | Proxy Statement | Page 27

INFORMATION ABOUT COMMON STOCK OWNERSHIP
Stock Owned by Directors, Nominees, Executive Officers and Greater-than-5 percent Stockholders
The following table sets forth information regarding the beneficial ownership of our Class A common stock as of March 1, 2022:
•each person known by Pear to be the beneficial owner of more than 5% of the Class A common stock;
•each of Pear’s NEOs, directors and nominees for director; and
•all of Pear’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and restricted stock units that are currently exercisable or vested or that will become exercisable or vest within 60 days. Unless otherwise indicated, Pear believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.
The following beneficial ownership of our Class A common stock is based on 137,836,028 shares of Class A common stock issued and outstanding as of March 1, 2022:

Name of Beneficial Owners (1)	Number of Class A Common Stock Shares	%
Directors, Nominees and Executive Officers
Corey McCann, M.D., Ph.D (2)(14)	10,829,995	7.9%
Christopher D.T. Guiffre, J.D., M.B.A (3)	819,332	*
Julia Strandberg (3)	503,992	*
Elon S. Boms (4)	—	—%
Alison Bauerlein	—	—%
Jorge Gomez	—	—%
Zack Lynch (5)(14)	10,796,035	7.8%
Paul Mango	—	—%
Kirthiga Reddy	—	—%
Nancy Schlichting (3)	36,442	*
Andrew Schwab (6)(14)	18,631,771	13.5%
Tim Wicks	—	—%
All directors and executive officers as a group (13 individuals)	43,156,572	30.7%
Five Percent Holders (14)
TLS Beta Pte. Ltd. and affiliated funds (7)	26,803,573	19.4%
5AM Ventures IV, L.P. and affiliated funds (8)	18,631,771	13.5%
SVF II Cobbler (DE) LLC (9)	12,100,078	8.8%
LJ10 LLC (10)	11,553,333	8.1%
Arboretum Ventures IV, L.P. (11)	10,859,050	7.9%
JAZZ Human Performance Technology Fund, L.P. and affiliated funds (12)	10,766,587	7.8%
Kaiser Permanente Group Trust and affiliated entities (13)	8,503,618	6.2%
__________________
*Indicates beneficial ownership less than 1%.
(1)Unless otherwise noted, the business address of each of the directors and executive officers is c/o Pear Therapeutics, Inc., 200 State Street, 13th Floor, Boston, Massachusetts 02109.
(2)Consists of (i) 8,157,565 shares of Class A common stock held directly by Corey McCann; (ii) 1,685,913 shares of Class A common stock held by The Corey M. McCann Irrevocable Trust of 2021 (the “McCann Irrevocable Trust”), and (iii) 986,517 shares of Class A common stock held by The
Pear Therapeutics, Inc. | Proxy Statement | Page 28

McCann Family Trust (the “McCann Family Trust,” and, together with the McCann Irrevocable Trust, the “McCann Trusts”). Mia E. Moll, the Trustee of the McCann Irrevocable Trust, is the sister of Corey McCann and holds voting and investment control over the shares held by the McCann Irrevocable Trust. Mia E. Moll acts as Investment Advisor and Concord Trust Company, LLC acts as Trustee of the McCann Family Trust; the Trustee acts at the direction of a distribution committee, whose actions over the shares of Class A common stock held by the McCann Family Trust are subject to the approval of Corey McCann pursuant to the trust agreement. By virtue of the foregoing, Corey McCann may be deemed to be the beneficial owner of the shares of Class A common stock held by each of the McCann Trusts. Dr. McCann disclaims beneficial ownership of the shares of Class A common stock held by each of the McCann Trusts, except to the extent of any pecuniary interest therein. The business address of the McCann Irrevocable Trust and Mia E. Moll is c/o Bass, Doherty & Finks, P.C., 1380 Soldiers Field Road, Boston, MA 02135-1023, and the business address of the McCann Family Trust and Cancord Trust Company, LLC is 3 Executive Park Drive, Suite 302, Bedford, NH 03110.
(3)Consists of options to purchase shares of Class A common stock which have vested or which will vest within 60 days of March 1, 2022.
(4)Mr. Boms was the Chief Executive Officer of THMA until December 2021, at which time he resigned from his position upon the closing of the Business Combination.
(5)Consists of 10,766,587 shares of Class A common stock identified in footnote 12 over which Mr. Lynch may be deemed to beneficially own and options to purchase up to 29,448 shares of Class A common stock which have vested or which will vest within 60 days of March 1, 2022. Mr. Lynch disclaims beneficial ownership of the shares identified in footnote 12 except to the extent of his pecuniary interest therein.
(6)Consists of 18,631,771 shares of Class A common stock identified in footnote 8 over which Mr. Schwab may be deemed to beneficially own. Mr. Schwab disclaims beneficial ownership of the shares identified in footnote 8 except to the extent of his pecuniary interest therein.
(7)Consists of 24,903,573 shares of Class A common stock held by TLS Beta Pte. Ltd. and 1,900,000 shares of Class A common stock held by Elbrus Investments Pte. Ltd. Each of TLS Beta Pte. Ltd. and Elbrus Investments Pte. Ltd. is a direct wholly-owned subsidiary of Temasek Life Sciences Private Limited, which in turn is a direct wholly-owned subsidiary of Fullerton Management Pte Ltd, which in turn is a direct wholly-owned subsidiary of Temasek Holdings (Private) Limited. The address of each of the foregoing entities is 60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore.
(8)Consists of 14,648,641shares of Class A common stock held by 5AM Ventures IV, L.P. (“Ventures IV”), 610,361 shares of Class A common stock held by 5AM Co-Investors IV, L.P. (“Co-Investors IV”), and 3,372,769 shares of Class A common stock held by 5AM Opportunities I, L.P. (“Opportunities I”). 5AM Partners IV, LLC (“Partners IV”) is the sole general partner of Ventures IV and Co-Investors IV. Dr. John Diekman, Andrew Schwab and Dr. Scott M. Rocklage, are the managing members of Partners IV and, along with Partners IV, have shared voting and investment power over the shares beneficially owned by Ventures IV and Co-Investors IV. Andrew Schwab, one of our directors, is an affiliate of Ventures IV, Co-Investors IV and Opportunities I. Each of Partners IV, Dr. Diekman, Mr. Schwab and Dr. Rocklage disclaim beneficial ownership of such shares except to the extent of its or their recurring interest therein. 5AM Opportunities I (GP), LLC is the general partner of Opportunities I and may be deemed to have sole investment and voting power over the shares held by Opportunities I. Andrew Schwab and Dr. Kush Parmar are the managing members of 5AM Opportunities I (GP), LLC, and may be deemed to share voting and dispositive power over the shares held by Opportunities I. The address of all entities affiliated with 5AM Ventures is 501 2nd Street, Suite 350, San Francisco, CA 94107.
(9)Consists of 12,100,078 shares of Class A common stock held by SVF II Cobbler (DE) LLC (“SVF”). SoftBank Vision Fund II-2 L.P. is the managing member of SVF II AIV (DE) LLC, which is the sole member of SVF. SB Global Advisers Limited (“SBGA”) has been appointed as manager and is responsible for making all decisions related to the acquisition, structuring, financing and disposal of SoftBank Vision Fund II-2 L.P.’s investments, including as held by SVF. Spencer Collins, Rajeev Misra, and Neil Hadley are the directors of SBGA. As a result of these relationships, each of these entities and individuals may be deemed to share beneficial ownership of the securities held of record by SVF. Each of them disclaims any such beneficial ownership. The registered address for each of SVF and SVF II Holdings (DE) LLC is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808. The registered address of SoftBank Vision Fund II-2 L.P. is c/o Crestbridge Limited, 47 Esplanade, St. Helier, Jersey, JE1 0BD. The business address of SB Global Advisers Limited is 69 Grosvenor Street, London W1K 3JP, England, United Kingdom.
(10)Consists of 6,540,000 shares of Class A common stock and 5,013,333 Private Placement Warrants held by LJ10 LLC, which are exercisable for 5,013,333 shares of Class A common stock within 60 days of March 1, 2022. Elon S. Boms and two other managers are the three managers of LJ10 LLC’s board of managers. Any action by LJ10 LLC with respect to the shares, including voting and dispositive decisions, requires at least a majority vote of the managers of the board of managers. Under the so-called “rule of three”, because voting and dispositive decisions are made by a majority of the managers, none of the managers is deemed to be a beneficial owner of securities held by LJ10 LLC, even those in which such manager may hold a pecuniary interest. Accordingly, none of the managers on LJ10 LLC’s board of managers is deemed to have or share beneficial ownership of the shares held by LJ10 LLC. LJ10 LLC and KLP SPAC 1 LLC may be deemed to be members of a “group,” within the meaning of Section 13(d)(3) of the Act, comprised of LJ10 LLC and KLP SPAC 1 LLC. The business address of LJ10 LLC is 195 Church Street, 15th Floor, New Haven, Connecticut 06510.
(11)Consists of 10,859,050 shares of Class A common stock held by Arboretum Ventures IV, L.P. (“AV IV”). Arboretum Investment Manager IV, LLC (“AIM IV”) is the general partner of AV IV. Jan L. Garfinkle, Timothy B. Petersen and Paul McCreadie are the managing members of AIM IV and share voting and dispositive power with respect to the shares held by AV IV. Ms. Garfinkle and Messrs. Petersen and McCreadie disclaim beneficial ownership of the shares held by AV IV, except to the extent of their pecuniary interest therein. The address of the principal place of business of each of these entities and individuals is 303 Detroit Street, Suite 301, Ann Arbor, Michigan 48104.
(12)Consists of 9,681,673 shares of Class A common stock held by JAZZ Human Performance Technology Fund, L.P. (“Jazz Technology”) and 1,084,914 shares of Class A common stock held by JAZZ Human Performance Opportunity Fund, L.P (“Jazz Opportunity”). Jazz Human Performance Technology GP, LLC (“Jazz Technology GP”) is the general partner of Jazz Technology. Voting and dispositive decisions with respect to the shares held by Jazz Technology are exercised collectively by the managing members of Jazz Technology GP: Andrew Firlik, John Harris, Zack Lynch and John Spinale. JAZZ Human Performance Opportunity GP, LLC (“Jazz Opportunity GP”) is the general partner of Jazz Opportunity. Voting and dispositive decisions with respect to the shares held by Jazz Opportunity are exercised collectively by the managing members of Jazz Opportunity GP: Andrew Firlik, John Harris, Zack Lynch and John Spinale. Mr. Lynch, one of our directors, is an affiliate of Jazz Technology and Jazz Opportunity. The address of the principal place of business of each of these entities and individuals is 548 Market Street, #27799, San Francisco, CA 94104.
(13)Consists of 5,502,171 shares of Class A common stock held by Kaiser Permanente Group Trust (“Kaiser Trust”) and 3,001,447 shares of Class A common stock held by Kaiser Foundation Hospitals (“Kaiser Hospitals”). The Kaiser Permanente Retirement Plans Investment Committee has discretionary authority to manage and control Kaiser Trust assets. The address for Kaiser Trust and Kaiser Hospitals is One Kaiser Plaza, The Ordway Building, Oakland, California 94612.
(14)Excludes the contingent right to receive additional Class A common stock upon the achievement of certain earn-out targets.

Pear Therapeutics, Inc. | Proxy Statement | Page 29

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures for Related Party Transactions
We have adopted a formal written policy that became effective upon the completion of the Business Combination which provides that our officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our common stock or preferred stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, where the amount involved in the transaction exceeds or is reasonably expected to exceed $120,000 in a single fiscal year and the related party has or will have a direct or indirect interest in the transaction (other than solely as a result of being a director or less than 10% beneficial owner of another entity), are not permitted to enter into a related party transaction with us without the approval of our audit committee, subject to certain exceptions. This written policy on transactions with related persons is in conformity with the requirements for issuers having publicly held common stock that is listed on Nasdaq.

The audit committee is responsible for reviewing and approving any related person transactions. In reviewing any related person transaction, the audit committee will take into account, among other factors that it deems appropriate, whether the related person transaction is on terms no less favorable to Pear than terms generally available in a transaction with an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the related person transaction.

Relationships and Transactions with Directors, Executive Officers, and Significant Stockholders
In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation”, the following is a description of each transaction since January 1, 2020, and each currently proposed transaction in which:
•we, THMA or Legacy Pear have been or are to be a participant;
•the amounts involved exceeded or exceeds $120,000; and
•any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Certain Relationships and Related Person Transactions of Pear (formerly THMA)
SoftBank Agreement
Effective March 15, 2022, we entered into a development agreement with SoftBank Corp., an entity under common control with SVF II Cobbler (DE) LLC (a greater than 5% shareholder of Pear), to develop a Japanese-language digital therapeutic for the treatment of sleep/wake disorders for the Japanese market.
Founder Shares and Private Placement Warrants
On December 7, 2020, the Sponsor purchased 5,750,000 shares of Class B common stock, par value $0.0001 per share, of THMA (“THMA Class B Common Shares”) (“Founder Shares”) for an aggregate purchase price of $25,000, or approximately $0.004 per share. In January 2021, the Sponsor transferred 50,000 Founder Shares to each of Michael J. Christenson, Meghan M. FitzGerald, and Henry S. Miller, THMA’s independent directors, and an aggregate of 150,000 Founder Shares to THMA’s Advisors, in each case, at approximately the same share price initially paid by the Sponsor. On February 2, 2021, THMA effected a 1.2-to-1 forward stock split with respect to its Founder Shares, resulting in the Sponsor holding 6,900,000 Founder Shares, each THMA independent director holding 60,000 Founder Shares and THMA’s Advisors holding an aggregate of 180,000 Founder Shares. Simultaneously with the consummation of its initial public offering on February 4, 2021, THMA consummated the private placement of an aggregate of 5,013,333 Private Placement Warrants to the Sponsor at a price of $1.50 per Private Placement Warrant, generating total proceeds of $7,520,000.

Pear Therapeutics, Inc. | Proxy Statement | Page 30

Subscription Agreements
In connection with the execution of the Business Combination Agreement, on June 21, 2021, THMA entered into separate PIPE Subscription Agreements whereby the Pipe Investors agreed to purchase and THMA agreed to sell, an aggregate of 9,780,000 PIPE Shares, for a purchase price of $10.00 per share and an aggregate purchase price of $97.8 million. Pursuant to the PIPE Subscription Agreements, Pear gave certain registration rights to the PIPE Investors with respect to the PIPE Shares. The sale of the PIPE Shares was consummated concurrently with the closing of the Business Combination.
Sponsor Support Agreement
In connection with the execution of the Business Combination Agreement, the Sponsor and THMA’s directors, advisors and officers (collectively, the “Sponsor Agreement Parties”) entered into the Sponsor Support Agreement with THMA and Pear US, pursuant to which each Sponsor Support Agreement Party agreed to, among other things, (i) vote at any meeting of the stockholders of THMA all of its THMA Class A Common Shares and THMA Class B Common Shares in favor of the transactions and the adoption of the Business Combination Agreement; (ii) appoint THMA as each Sponsor Agreement Party’s proxy in the event such Sponsor Agreement Party fails to fulfill its obligations under the Sponsor Agreement; (iii) be bound by certain other covenants and agreements related to the Merger; (iv) subject certain of the Sponsor’s THMA Class B Shares (the “Earn-Out Shares”) and Sponsor’s Private Placement Warrants (the “Earn-Out Warrants”) to post-closing vesting conditions and (v) be bound by certain transfer restrictions with respect to THMA Common Shares during the period between the date of the Sponsor Support Agreement and the Closing, subject to certain exceptions set forth in the Sponsor Agreement. The Sponsor Agreement also provided that the Sponsor Agreement Parties agreed to waive their redemption rights in connection with the consummation of the Business Combination with respect to any THMA Common Shares held by them.
Pursuant to the Sponsor Agreement, the Sponsor also agreed, subject to certain exceptions, not to transfer 1,269,600 Founder Shares held by it and to have 922,453 Private Placement Warrants held in trust, in each case, until such securities become released upon the achievement of certain performance-based milestones under the Sponsor Agreement. The Founder Shares held by the Sponsor’s directors and Advisors were not subject to vesting or forfeiture.
On November 14, 2021, the parties entered into an amendment to the Sponsor Support Agreement pursuant to which, among other things, the Sponsor Earn-Out Shares and Earn-Out Warrants shall no longer be subject to vesting conditions, in each case as consideration for the Sponsor agreeing to enter into the Backstop (as defined below).
Forward Purchase Agreement
In connection with the consummation of its initial public offering, THMA entered into the Forward Purchase Agreement with the KLP SPAC 1 LLC (the “Anchor Investor”), that provided for the purchase, in the aggregate, of 5,000,000 Original Forward Purchase Units, consisting of one Forward Purchase Share and one-third of one Forward Purchase Warrant, at a purchase price of $10.00 per unit, or an aggregate purchase price of $50,000,000, in a private placement concurrently with the closing of THMA’s initial business combination.
In connection with the execution of the Business Combination Agreement, the Anchor Investor entered into the Amendment to Forward Purchase Agreement with THMA, pursuant to which, effective as of immediately prior to the Closing, the Forward Purchase Agreement was amended to (i) eliminate the sale of warrants to purchase THMA Class A Common Shares and (ii) instead provide exclusively for the sale of such number of THMA Class A Common Shares equal to the sum of (x) 2,300,000 and (y) such additional THMA Class A Common Shares as the Anchor Investor elected to purchase up to the lesser of (A) the number of Public Shares redeemed by THMA’s Public Stockholders and (B) 2,700,000, in each case, for a purchase price of $10.00 per THMA Class A Common Share.
On November 14, 2021, THMA entered into an amendment to the Amended Forward Purchase Agreement, pursuant to which, among other things, the Anchor Investor increased its binding forward purchase commitment (the “Backstop”), subject to cutback, from $23.0 million to up to $73.0 million and removed any optional element to the Backstop. The Backstop was subject to certain reductions if gross transaction proceeds exceeded each of $175.0 million and $250.0 million, respectively. The Anchor Investor was permitted to offer PIPE Investors the opportunity to participate in the Backstop in an amount up to $23.0 million, subject to cutback if proceeds exceeded $175.0 million. As consideration for
Pear Therapeutics, Inc. | Proxy Statement | Page 31

committing to fund the Backstop, THMA and Legacy Pear agreed to release the Sponsor Earn-Out Shares and Earn-Out Warrants from certain earn-out conditions in connection with the Business Combination, with a certain number of such securities being transferred to each Subscriber that participated in the Backstop.
On December 2, 2021, THMA entered into the Forward Purchase Agreement Assignment pursuant to which, among other things, the Anchor Investor assigned its right to purchase 500,000 THMA Class A Common Shares to a PIPE Investor.
An entity affiliated with the Pritzker Vlock Family Office holds an indirect economic interest in each of the Sponsor and the Anchor Investor. Elon Boms, who was the Chief Executive Officer and director of THMA until the closing of the Business Combination, is a Managing Director of the Pritzker Vlock Family Office and a manager of the Anchor Investor. Steve Benson, who was THMA’s Chief Operating Officer and director until the closing of the Business Combination, is a Venture Partner with the Pritzker Vlock Family Office. Joseph Iannotta, who was THMA’s Chief Financial Officer until the closing of the Business Combination, is the Controller of the Pritzker Vlock Family Office. Messrs. Boms, Benson, and Iannotta led and assisted in, respectively, the evaluation of THMA’s business combination targets, including Legacy Pear, and the negotiation of THMA’s Business Combination with Legacy Pear.
Administrative Support
Prior to the closing of the Business Combination, THMA utilized office space at 195 Church Street, 15th Floor, New Haven, Connecticut 06510 from the Sponsor. On February 2, 2021, THMA began paying to the Sponsor $10,000 per month for office space, secretarial, and administrative services provided to members of their management team. Upon completion of the Business Combination, THMA ceased paying these monthly fees. For the year ended December 31, 2021, THMA incurred and paid $100,000 of such fees.
Related Party Loans and Advances
On December 7, 2020, THMA issued an unsecured promissory note to the Sponsor, pursuant to which THMA was permitted to borrow up to an aggregate principal amount of $300,000. Such promissory note was non-interest bearing and payable on the earlier of December 31, 2021, and the completion of the Initial Public Offering. The outstanding balance under such promissory note of $136,833 was repaid at the closing of THMA’s initial public offering on February 4, 2021.
On June 21, 2021, THMA issued an unsecured promissory note (the “2021 Note”) in the principal amount of $1,000,000 to the Sponsor in exchange for up to $1 million in working capital loans. The 2021 Note was non-interest bearing and payable upon the consummation of the Business Combination. Upon completion of the Business Combination, THMA repaid such loaned amounts out of the proceeds of the Trust Account released to THMA.
Registration Rights Agreement
THMA entered into a registration rights agreement with the Sponsor, the Anchor Investor and THMA’s directors, Advisors and officers with respect to the Private Placement Warrants, the THMA Class A Common Shares issued to the Anchor Investor pursuant to the Forward Purchase Agreement and the THMA Class A Common Shares issued upon exercise of the foregoing and upon conversion of the Founder Shares.
In connection with the consummation of the Business Combination, we entered into the Amended and Restated Registration Rights Agreement with certain Pear stockholders, pursuant to which we agreed to register for resale, pursuant to Rule 415 under the Securities Act, the Class A Common Shares and other equity securities of Pear that are held by the parties thereto from time to time.
The Amended and Restated Registration Rights Agreement grants the Anchor Investor, the Sponsor, and certain of our stockholders the right to require, subject to certain conditions and limitations, that we register for resale, securities held by such stockholders and certain “piggyback” registration rights with respect to registrations initiated by us. Pursuant to the PIPE Subscription Agreements, the PIPE Investors were also granted registration rights which required us to file a registration statement registering the resale of the PIPE Shares. The registration of Class A Common Shares pursuant to the exercise of the registration rights provided under the Registration Rights Agreement and the PIPE Subscription Agreements enable the applicable Pear stockholders to resell such shares without restriction under the
Pear Therapeutics, Inc. | Proxy Statement | Page 32

Securities Act. We bear the expenses incurred in connection with the filing of any registration statements pursuant to the Registration Rights Agreement and the PIPE Subscription Agreements and indemnify the stockholders against certain liabilities.
Certain Relationships and Related Person Transactions of Legacy Pear
Legacy Pear Series D-1 and D-2 Preferred Stock Financing
From December 7, 2020 through February 25, 2021, Legacy Pear sold an aggregate of 15,293,315 Legacy Pear Series D-1 Preferred Shares at a purchase price of approximately $6.5388 per share, for an aggregate purchase price of $99,999,928 (the “Legacy Pear Series D-1 Preferred Stock Financing”). The participants in the Legacy Pear Series D-1 Preferred Stock Financing included persons affiliated with members of Legacy Pear’s board of directors and persons that held more than 5% of Legacy Pear’s outstanding capital stock. The following table summarizes purchases of Legacy Pear Series D-1 Preferred Shares from Legacy Pear by such related persons:

Name	Legacy Pear Series D-1 Preferred Shares	Total Purchase Price
SVF II AIV (DE) LLC(1)	3,823,331	$ 24,999,996
TLS Beta Pte. Ltd.(2)	3,823,331	$ 24,999,996
5AM Opportunities I, L.P.(3)	764,666	$ 4,999,998
Arboretum Ventures IV, L.P.(4)	49,703	$ 324,997
JAZZ Human Performance Technology Fund, L.P.(5)	152,933	$ 999,998
JAZZ Human Performance Opportunity Fund, L.P.(5)	458,799	$ 2,999,994
(1)     Elena Viboch is a former member of the board of directors of Legacy Pear and an affiliate of SVF II AIV (DE) LLC (“Softbank”). Softbank currently holds more than 5% of Pear’s outstanding capital stock. Ms. Viboch does not serve on the Pear Board.
(2)     TLS Beta Pte. Ltd. (“Temasek”) currently holds more than 5% of Pear’s outstanding capital stock.
(3)     Andrew Schwab is a former member of the board of directors of Legacy Pear and an affiliate of 5AM Opportunities I, L.P. (“5AM Opportunities”). 5AM Opportunities and its affiliated entities, 5AM Ventures IV, L.P. (“5AM Ventures”) and 5AM Co-Investors IV, L.P. (“5AM Co-Investors”), currently hold more than 5% of Pear’s outstanding capital stock. Mr. Schwab is also an affiliate of each of 5AM Ventures and 5AM Co-Investors. Mr. Schwab is currently a member of the Pear Board.
(4)     Timothy Petersen is a former member of the board of directors of Legacy Pear and an affiliate of Arboretum Ventures IV, L.P. (“Arboretum”). Arboretum currently holds more than 5% of Pear’s outstanding capital stock. Mr. Petersen does not serve on the Pear Board.
(5)     Zack Lynch is a former member of the board of directors of Legacy Pear and an affiliate of JAZZ Human Performance Technology Fund, L.P. and JAZZ Human Performance Opportunity Fund, L.P. (collectively, “JAZZ”). JAZZ currently holds more than 5% of Pear’s outstanding capital stock. Mr. Lynch is currently a member of the Pear Board.

On December 8, 2020, Legacy Pear sold an aggregate of 8,109,888 Legacy Pear Series D-2 Preferred Shares at a purchase price of approximately $3.9458 per share, for an aggregate purchase price of $31,999,996 (the “Legacy Pear Series D-2 Preferred Stock Financing”). The participants in the Legacy Pear Series D-2 Preferred Stock Financing included persons affiliated with members of Legacy Pear’s board of directors and persons that held more than 5% of Legacy Pear’s outstanding capital stock. The following table summarizes purchases of Legacy Pear Series D-2 Preferred Shares from Legacy Pear by such related persons:

Name	Legacy Pear Series D-2 Preferred Shares	Total Purchase Price
SVF II AIV (DE) LLC(1)	4,054,944	$ 15,999,998
TLS Beta Pte. Ltd.(2)	4,054,944	$ 15,999,998
__________________
(1)     Elena Viboch is a former member of the board of directors of Legacy Pear and an affiliate of Softbank. Softbank currently holds more than 5% of Pear’s outstanding capital stock. Ms. Viboch does not serve on the Pear Board.
(2)     Temasek currently holds more than 5% of Pear’s outstanding Class A common stock.

In connection with the Legacy Pear Series D-1 Preferred Stock Financing and the Legacy Pear Series D-2 Preferred Stock Financing, Legacy Pear repurchased (i) 2,788,732 Legacy Pear Common Shares from Corey McCann, Pear’s President and Chief Executive Officer, for $10,996,806, (ii) 480,000 Legacy Pear Common Shares and 1,920,000 Legacy Pear Series A Preferred Shares from 5AM Ventures for $9,463,920, (iii) 20,000 Legacy Pear Common Shares and 80,000 Legacy Pear Series A Preferred Shares from 5AM Co-Investors for $394,330 and (iv) 1,000,000 Legacy Pear Series A Preferred Shares from
Pear Therapeutics, Inc. | Proxy Statement | Page 33

Arboretum for $3,943,300, each pursuant to a tender offer by Legacy Pear that closed on December 9, 2020.
Pear Stockholder Support Agreements
In connection with the execution of the Business Combination Agreement, certain equityholders of Legacy Pear representing the requisite votes necessary to approve the Merger (such stockholders, the “Pear Supporting Equityholders”) entered into stockholder support agreements with THMA and Legacy Pear (the “Stockholder Supporting Agreements”), pursuant to which each Supporting Pear Equityholder agreed to, among other things, (a) vote all of its Legacy Pear Common Shares and Legacy Pear Preferred Shares (or any securities convertible into or exercisable or exchangeable for Legacy Pear Common Shares and Legacy Pear Preferred Shares) in favor of the approval and adoption of the Business Combination Agreement, the Ancillary Agreements to which Legacy Pear was party and the transactions contemplated thereby (including the Merger) and (b) be bound by certain other covenants and agreements related to the Merger.
Investors’ Rights Agreement
Legacy Pear was party to a Third Amended and Restated Investors’ Rights Agreement, dated as of November 3, 2020 (the “IRA”), as amended by that certain Omnibus Amendment dated as of February 23, 2021, which granted registration rights and information rights, among other things, to certain holders of Legacy Pear’s capital stock, including entities affiliated with Temasek, Softbank, Arboretum, JAZZ, 5AM Ventures, 5AM Co-Investors and 5AM Opportunities. The IRA terminated upon the closing of the Business Combination.
Right of First Refusal and Co-Sale Agreement
Pursuant to certain agreements with its stockholders, including the Third Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of November 3, 2020 (the “ROFR Agreement”), as amended by that certain Omnibus Amendment dated as of February 23, 2021, Legacy Pear had the right to purchase shares of Legacy Pear’s capital stock that certain of its stockholders proposed to sell to other parties. Certain holders of Legacy Pear’s capital stock that were party to the ROFR Agreement, included Temasek, Softbank, Arboretum, JAZZ, 5AM Ventures, 5AM Co-Investors and 5AM Opportunities. The ROFR Agreement terminated upon the closing of the Business Combination.
Voting Agreement
Legacy Pear was party to the Third Amended and Restated Voting Agreement, dated as of November 3, 2020 (the “Voting Agreement”), as amended by that certain Omnibus Amendment dated as of February 23, 2021, pursuant to which certain holders of Legacy Pear’s capital stock, including Temasek, Softbank, Arboretum, JAZZ, 5AM Ventures, 5AM Co-Investors and 5AM Opportunities, agreed to vote their shares of Legacy Pear’s capital stock in favor of certain matters, including with respect to the election of directors. The Voting Agreement terminated upon the closing of the Business Combination.
Director and Officer Indemnification
Legacy Pear’s certificate of incorporation and bylaws provided for indemnification and advancement of expenses for its directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. Legacy Pear also entered into indemnification agreements with each of its directors. Following the Business Combination, Pear entered into new indemnification agreements with each of its directors and officers of Pear. The indemnification agreements entered into by our board members Messrs. Schwab and Lynch also provided certain indemnification rights to the entities with which they are affiliated.
Pear Therapeutics, Inc. | Proxy Statement | Page 34

INFORMATION ABOUT OUR AUDIT COMMITTEE AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit Committee Report
The primary role of our audit committee is to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to stockholders and others, the adequacy of the system of internal control over financial reporting and disclosure controls and procedures established by management and the board of directors, and the audit process and the independent registered public accounting firm’s qualifications, independence and performance.
Management is responsible for establishing and maintaining the company’s system of internal controls and for preparation of the company’s financial statements. Our independent registered public accounting firm is responsible for performing an audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing an opinion on the financial statements. The audit committee has met and held discussions with management and our independent registered public accounting firm, and has also met separately with our independent registered public accounting firm, without management present, to review the adequacy of our internal controls, financial reporting practices and audit process.
The audit committee has reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2021 with management and the independent registered public accounting firm. As part of this review, the audit committee discussed with our independent registered public accounting firm the communications required by generally accepted auditing standards, including those described in the Public Company Accounting Oversight Board’s Statement on Auditing Standards No. 16, “Communication with Audit Committees,” as amended.
The audit committee has received from our independent registered public accounting firm a written statement describing all relationships between that firm and Pear Therapeutics, Inc. that might bear on the registered public accounting firm’s independence, consistent with Public Company Accounting Oversight Board Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence.” The audit committee has discussed the written statement with the independent registered public accounting firm and has considered whether the independent registered public accounting firm’s provision of any consultation and other non-audit services to Pear Therapeutics, Inc. is compatible with maintaining the registered public accounting firm’s independence.
Based on the above-mentioned reviews and discussions with management and the independent registered public accounting firm, the audit committee recommended to the board of directors that Pear Therapeutics, Inc.’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission.

Jorge Gomez, Chair
Alison Bauerlein
Zack Lynch

Pear Therapeutics, Inc. | Proxy Statement | Page 35

Audit and Other Fees
The following is a summary of the fees for professional services rendered by Deloitte & Touche LLP, our independent registered public accounting firm, for fiscal years 2020 and 2021.

		December 31,
Type of Fee	Description	2021	2020

Audit Fees	For the audits of the Pear’s annual financial statements, reviews of the Company’s quarterly financial statements, as well as fees incurred in connection with the preparation and filing of registration statements with the SEC.	$2,621,379	$220,000
Audit-Related Fees	Fees billed for services reasonably related to the performance of the audit or review of the Company's financial statements, which are not reported under the caption "Audit Fees" above.	—	—
Tax Fees	Fees for tax compliance, tax advice and tax planning services.	$85,698	$31,681
All Other Fees	Subscription fees paid to Deloitte for use of accounting research tool.	$1,895	$1,895
Total		$2,708,972	$253,576
Pre-Approval Policies and Procedures
Our audit committee’s policy is to pre‑approve all audit and permissible non‑audit services provided by our independent registered public accounting firm, the scope of services provided by our independent registered public accounting firm, and the fees for the services to be performed. These services may include audit services, audit‑related services, tax services, and other services. Pre‑approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre‑approval, and the fees for the services performed to date.
Whistleblower Procedures
In December 2021, in compliance with Section 301 of the Sarbanes-Oxley Act, the audit committee adopted procedures for the treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our directors, officers and employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.

Pear Therapeutics, Inc. | Proxy Statement | Page 36

OTHER MATTERS
Other Business
Neither we nor our board of directors intends to propose any matters of business at the meeting other than the proposals described in this proxy statement. Neither we nor our board or directors know of any matters to be proposed by others at the meeting.
Stockholder Proposals for Next Annual Meeting
Stockholders who wish to present proposals pursuant to Rule 14a-8 promulgated under the Exchange Act for consideration at our next annual meeting of stockholders must submit the proposals in proper form to us at the address set forth on the first page of this proxy statement not later than December 30, 2022 in order for the proposals to be considered for inclusion in our proxy statement and form of proxy relating to our next annual meeting. However, if the date of our next annual meeting is changed by more than 30 days from the anniversary of our 2021 Annual Meeting, then the deadline to submit such stockholder proposals is a reasonable time before we begin to print and send our proxy materials.
Stockholder proposals intended to be presented at our next annual meeting submitted outside the processes of Rule 14a-8 or stockholder proposals to nominate a director candidate to be considered by the board of directors must be received in writing by us no later than the close of business on March 16, 2023, nor earlier than February 14, 2023, together with all supporting documentation and information required by our bylaws; provided, however, that in the event that our next annual meeting is more than 30 days before or more than 60 days after the anniversary of our 2022 Annual Meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the Annual Meeting was first made by Pear. Proxies solicited by us will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

Pear Therapeutics, Inc. | Proxy Statement | Page 37

PEAR THERAPEUTICS

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PEAR2022**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of the three Class I director nominees named in the proxy statement, each for a term of three years.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Paul Mango 02) Kirthiga Reddy 03) Tim Wicks

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000568032_1 R1.0.0.24

Pear Therapeutics, Inc. | Proxy Statement | Page 38

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com

PEAR THERAPEUTICS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
JUNE 14, 2022 10:00 AM ET

The shareholder(s) hereby appoint(s) Christopher Guiffre and Ronan O'Brien, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Pear Therapeutics, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m., Eastern Time on Tuesday, June 14, 2022, virtually at www.virtualshareholdermeeting.com/PEAR2022, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

0000568032_2 R1.0.0.24

Continued and to be signed on reverse side

Pear Therapeutics, Inc. | Proxy Statement | Page 39